                        SETTLEMENT AND RELEASE AGREEMENT

            This Settlement and Release Agreement is made as of the ___ day of
May, 2001 by and among Wheeling-Pittsburgh Steel Corporation ("WPSC") and
Wheeling-Pittsburgh Corporation ("WPC"), WHX Corporation ("WHX") and certain affiliates of WPSC, WPC and WHX, as specified on the signature pages hereto.

            WHEREAS, WPC, WPSC, Pittsburgh-Canfield Corporation, Consumers
Mining Company, Wheeling-Empire Company, Mingo Oxygen Company, WP Steel Venture
Corp., W-P Coal Company and Monessen Southwestern Railway Company (collectively, with Wheeling-Pittsburgh Funding, Inc., the "WPC Group") filed voluntary Chapter
11 petitions in the United States Bankruptcy Court for the Northern District of
Ohio (the "Bankruptcy Court") on November 16, 2000 (the "Petition Date");

            WHEREAS, the members of the WPC Group are direct or indirect wholly-owned subsidiaries of WHX;

            WHEREAS, WHX also owns, directly or indirectly, all of the outstanding common stock of Wheeling-Pittsburgh Capital Corporation, WPC Land
Corporation, Handy & Harman (and its subsidiaries, Camdel Metals Corporation,
Continental Industries, Inc., ele Corporation, Handy & Harman of Canada,
Limited, Handy & Harman Electronic Materials Corporation, Handy & Harman
(Europe) Limited, Handy & Harman International, Ltd., Handy & Harman Peru, Inc.,
Handy & Harman Tube Company, Inc., Handy & Harman UK Holdings Limited, Indiana
Tube Corporation, Indiana Tube Danmark A/S, Lucas-Milhaupt, Inc., Maryland
Specialty Wire, Inc., Micro-Tube Fabricators, Inc., Olympic Manufacturing Group,
Inc., Rigby-Maryland (Stainless), Ltd., Sumco Inc., Willing B Wire Corporation),
WHX Aviation Corporation, WHX Entertainment Corporation, and Unimast
Incorporated (collectively with WHX, the "WHX Group");

            WHEREAS, the members of the WPC Group have asserted that certain sums may be owing to one or more of them by one or more members of the WHX
Group;

            WHEREAS, the members of the WHX Group have asserted that certain sums may be owing to one or more of them by one or more members of the WPC
Group;

            WHEREAS, the members of the WPC Group and the members of the WHX
Group have each denied any liability to each other with respect to the foregoing claims or disputed the amounts owing with respect thereto; and

            WHEREAS, the parties wish to enter into this Settlement and Release
Agreement as a compromise of disputed claims and issues, without any admission of liability or any admission of any issue of fact or law by any party;

            NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

            1. Transfer of Intercompany Claims. On the Effective Date, WPSC
shall be deemed to have transferred any and all of its claims against any member of the WHX Group of the type that is the subject of the release attached hereto as Exhibit C to WPC.

            2. Payment by WHX. On the Effective Date, WHX shall pay the sum of
$17,000,000 (seventeen million dollars), in United States dollars and in immediately available funds, to WPC at Citibank, N.A., ABA number 021000089,
Lockbox Account number 4056-6068.

            3. Loans to WPSC. On the Effective Date, WPC shall make, and
Pittsburgh-Canfield Corporation ("PCC") shall agree to make upon the consummation of the sale of its assets described in subparagraph 4(e), the loans to WPSC described in Exhibit A hereto.

            4. Effective Date. This Settlement and Release Agreement shall be effective on the date (the "Effective Date") upon which each of the following conditions precedent is satisfied:

                        a. The boards of directors of each member of the WPC
            Group and the WHX Group shall have approved the terms of this
            Settlement and Release Agreement and of the releases and
            transactions contemplated hereby to which it is to be a party;

                        b. The Bankruptcy Court (or such other court having
            jurisdiction over the Chapter 11 cases of the members of the WPC
            Group) shall have entered an Order substantially in the form attached hereto as Exhibit B, approving this Settlement and Release
            Agreement and the releases and transactions contemplated hereby;

                        c. Each member of the WPC Group shall have delivered to
            WHX a release in the form attached hereto as Exhibit C;

                        d. Each member of the WHX Group shall have delivered to
            WPC a release in the form attached hereto as Exhibit D;

                        e. WHX or its designee shall have entered into a binding
            agreement (the "Purchase Agreement") (x) to purchase specified assets of Pittsburgh-Canfield Corporation ("PCC") for an aggregate purchase price of $15 million plus the assumption of specified trade payables of PCC on the terms more specifically set forth in Exhibit
            E hereto and subject to such bidding procedures as may be
            established by the Bankruptcy Court and (y) to provide Debtors with the right to repurchase the assets of PCC for a price equal to the price paid by WHX or its designee for such assets on the terms more specifically set forth in Exhibit E hereto;

                        f. Subject to paragraph 6, WPC shall have delivered to
            WHX an agreement and consent in the form attached hereto as Exhibit
            F, terminating or modifying the Tax Sharing Agreements specified therein;

                        g. WHX shall have delivered to WPC an agreement
            substantially in the form attached hereto as Exhibit G with respect to the obligations of the members of the WPC Group to make funding contributions or to pay expenses with respect to the WHX Pension
            Plan through and including the earlier of the effective date of a plan or plans of reorganization and December 31, 2002;

                        h. WPC shall have received a fully executed agreement
            effecting the changes set forth in Exhibit H hereto with respect to the Debtor in Possession Credit Agreement, dated as of November 17,
            2001 (the "DIP Loan Agreement");

                        i. WPC Land Corporation shall have executed such
            instruments as may be necessary to effect the transfer of title, to
            WPSC, of the properties identified on Exhibit I; and

                        j. The lenders party to the DIP Loan Agreement shall
            have consented to the transactions described herein.

            The condition specified in subparagraph 4(b) shall be deemed to have been satisfied on the date of entry of an Order by the Bankruptcy Court or other
Court having jurisdiction over Buyer's Chapter 11 case if (x) no objections are filed or (y) objections are filed but withdrawn prior to the entry of the Order or (z) objections are filed and not withdrawn prior to the entry of the Order but no stay of such Order is obtained or is in effect and all parties hereto agree to consummate the settlement contemplated herein notwithstanding the ability of one or more objectors to seek rehearing, appeal, certiorari or other review of the Order. Otherwise, the condition specified in subparagraph 4(b)
shall be satisfied when the Order entered by the Bankruptcy Court becomes final and no longer subject to further appeal.

            5. The parties hereby agree to make their best efforts to ensure that each of the foregoing conditions is satisfied on or before Friday, May 25,
2001. In the event that the conditions have not been satisfied on or before
Tuesday, May 29, 2001, any of the parties hereto may elect to terminate this
Settlement and Release Agreement.

            6. If WHX breaches its agreement to purchase the assets of PCC or such purchase is not consummated on or before June 29, 2001 (other than as a result of the sale of the assets and properties of PCC to another party pursuant to a higher and better offer or the failure of the Bankruptcy Court to authorize the sale of the assets of PCC to either WHX or another party), then the termination or modification of the Tax Sharing Agreements provided for in subparagraph 4(f) and Exhibit F hereto shall be null and void and such Tax
Sharing Agreements shall be deemed automatically reinstated (except with respect to any net operating losses used by WHX to shelter taxable gains resulting for the sale of precious metals to raise the money necessary to fund its obligations under the Settlement and Release Agreement which net operating losses WHX may use without any compensation to any member of the WPC Group).

            7. WPSC agrees, effective on the Effective Date, that it will not assert any claim against WPC in connection with the use by WPC during its bankruptcy proceeding of any net operating losses generated by WPSC to shelter income or gain attributable to WPC, provided that in the event that the remaining net operating losses are not sufficient to shield taxable income attributable to WPSC during such period, then WPSC reserves such rights as it may have to assert claims against WPC with respect to WPC's use of such amount of the net operating losses as WPSC could have used to shield such income.

            8. WPC agrees, effective on the Effective Date, that it will not without the prior consent of the Official Committee of Noteholders grant additional liens on any of its assets to secure new borrowings by WPSC or lend or otherwise make available to WPSC the proceeds from the disposition of any of its assets, except in each case as required by the DIP Loan Agreement or as contemplated by this Settlement and Release Agreement.

            9. This Settlement and Release Agreement sets forth the full and complete agreement of the parties with respect to its subject matter and supersedes all prior negotiations and communications. This Settlement and
Release Agreement may not be modified except in a writing signed by all parties.

            10. This Settlement and Release Agreement may be executed in counterparts, each of which together shall constitute one and the same agreement. The parties may deliver counterparts to each other by facsimile;
provided that the parties shall also deliver original, signed counterparts to each other or to their respective counsel.

            11. This Settlement and Release Agreement shall be governed by the laws of the State of New York, without reference to its conflict-of-law principles.

                                 WHX Corporation

                                 ---------------------------
                                 By:
                                 Title:

                                 Wheeling-Pittsburgh Capital Corporation

                                 ---------------------------
                                 By:
                                 Title:

                                 WPC Land Corporation

                                 ---------------------------
                                 By:
                                 Title:

                                 Handy & Harman

                                 ---------------------------
                                 By:
                                 Title:

                                 WHX Aviation Corporation

                                 ---------------------------
                                 By:
                                 Title:

                                 WHX Entertainment Corporation

                                 ---------------------------
                                 By:
                                 Title:

                                 Unimast Incorporated

                                 ---------------------------
                                 By:
                                 Title:

                                 Wheeling-Pittsburgh Corporation

                                 ---------------------------
                                 By:
                                 Title:

                                 Wheeling-Pittsburgh Steel Corporation

                                 ---------------------------
                                 By:
                                 Title:

                                 Pittsburgh-Canfield Corporation

                                 ---------------------------
                                 By:
                                 Title:

                                 Consumers Mining Company

                                 ---------------------------
                                 By:
                                 Title:

                                 Wheeling-Empire Company

                                 ---------------------------
                                 By:
                                 Title:

                                 Mingo Oxygen Company

                                 ---------------------------
                                 By:
                                 Title:

                                 WP Steel Venture Corp.

                                 ---------------------------
                                 By:
                                 Title:

                                 W-P Coal Company

                                 ---------------------------
                                 By:
                                 Title:

                                 Monessen Southwestern Railway Company

                                 ---------------------------
                                 By:
                                 Title:

                                 Wheeling-Pittsburgh Funding, Inc.

                                 ---------------------------
                                 By:
                                 Title:

                                                                       EXHIBIT A

                                  LOANS TO WPSC

            1. WPC agrees to lend the $17,000,000 paid to WPC by WHX pursuant to
Section 2 of the Settlement and Release Agreement and PCC agrees to lend the net proceeds of the sale of its assets (less one seventh of the proceeds of the sale of any such assets which constitute Term Priority Collateral (as defined in the
DIP Loan Agreement) which one seventh shall be applied to the prepayment of the
Term Loans (as defined in the DIP Loan Agreement) held by Citicorp USA, Inc.) to
WPSC. Such loans (the "Junior DIP Loans") shall not be due and payable until the earlier of the effective date of a plan of reorganization in WPSC's Chapter 11 proceeding and the conversion of such proceeding to a Chapter 7 proceeding and, subject to Paragraph 3, shall be secured by liens on the assets of WPSC and priorities in WPSC's bankruptcy proceeding junior only to the liens and priorities in favor of the lenders under the DIP Loan Agreement (and valid and perfected liens existing on the Petition Date). The Junior DIP Loans will earn fees and accrue interest at the same rate as applicable to the Term Loans (as defined in the DIP Loan Agreement); provided, that such fees will accrue and such interest shall be paid in kind until the maturity of the Junior DIP Loans.

            2. WPC and PCC grant a security interest in $15,000,000 of their
Junior DIP Loans and any proceeds thereof to (i) the trustee (the "Trustee")
under the Indenture, dated as of November 26, 1997 (the "Trust Indenture"), (ii)
the agent (the "Agent") under the Term Loan Agreement, dated as of November 26,
1997 (the "Term Loan Agreement"), (iii) the indenture trustee (the "Nevada
Trustee") under an Indenture dated as of September 1, 1999, relating to the issuance by the State of Nevada Department of Business and Industry of
$3,100,000 Industrial Development Revenue Bonds (Wheeling-Pittsburgh Steel
Corporation Project) Series 1999A and $400,000 Industrial Development Revenue
Bonds (Wheeling-Pittsburgh Steel Corporation Project) Taxable Series 1999B
(collectively, the "Nevada Bonds"), and (iv) the indenture trustee (the
"Virginia Trustee") under an Indenture dated as of April 1, 1999, relating to the issuance by the Industrial Development Authority of Greensville County,
Virginia of $4,500,000 Industrial Development Revenue Bonds (Wheeling-Pittsburgh
Steel Corporation Project) Series 1999A and $180,000 Industrial Development
Revenue Bonds (Wheeling-Steel Corporation Project) Taxable Series 1999B
(collectively, the "Virginia Bonds"), to secure their obligations on (a) the
Notes (as defined in the Trust Indenture), (b)the Term Notes (as defined in the
Term Loan Agreement), (c) the Guaranty Agreement, dated as of April 1, 1999, with respect to the Nevada Bonds, and (d) the Guaranty Agreement, dated as of
September 1, 1999, with respect to the Virginia Bonds.

            3. In connection with these transactions, WPC, WHX, the Trustee and/or the Agent and Citicorp USA, Inc. shall enter into such intercreditor agreements as they deem appropriate to effect the following sharing of the net proceeds of Collateral (as defined in the DIP Loan Agreement):

            a. Holders of Revolving Loans (as defined in the DIP Agreement)
shall receive all net proceeds of Collateral other than Term Priority
Collateral. In addition, to the extent any net proceeds of Term Priority

Collateral are, pursuant to the Settlement and Release Agreement (and the amendments to the DIP Loan Agreement contemplated therein), not used to permanently repay Term Loans (the amount of such net proceeds being referred to as the "Excluded Amount"), holders of Revolving Loans shall receive net proceeds of Term Priority Collateral equal to the Excluded Amount before any such proceeds are paid in respect of the WHX DIP Term Loan (as defined below).
Finally, holders of Revolving Loans shall receive all net proceeds of Term
Priority Collateral remaining after such holders have received the Excluded
Amount and after the WHX DIP Term Loan has been repaid. Notwithstanding the foregoing, the holders of the Revolving Loans shall not receive net proceeds of
Collateral exceeding the amounts required to pay all of their claims in full in and cash collateralize all letter of credits to the extent required under the
DIP Loan Agreement.

            b. Citicorp USA, Inc. shall receive in respect of its Term Loans one seventh of all net proceeds of Term Priority Collateral until all Term Loans held by Citicorp USA, Inc., other than Term Loans subject to a guarantee by, or participation in favor of, WHX (the "WHX DIP Term Loan"), are paid in full.

            c. WHX, WPC, PCC , the holders of the Notes, the holders of the Term
Notes, the Virginia Trustee and the Nevada Trustee shall share (x) six sevenths of all net proceeds of Term Priority Collateral (after payment of the Excluded
Amount) and (y) all net proceeds of any other Collateral remaining after the payments provided for in clauses (a) and (b) have been made in full as follows:

                        i. WPC and PCC shall receive pro rata all net proceeds
            of Collateral constituting assets of WPSC until the Junior DIP Loans described herein (including interest and fees) are paid in full;

                        ii. WHX, as the holder of the WHX DIP Term Loan, shall
            receive two thirds of (x) the amounts distributed to WPC and PCC pursuant to subclause (c)(i) and (y) the net proceeds of all other
            Collateral until the WHX DIP Term Loan is paid in full; and

                        iii. The holders of the Notes, the holders of the Term
            Notes, the Virginia Trustee and the Nevada Trustee shall receive, pro rata, one third of (x) the amounts distributed to WPC and PCC pursuant to subclause (c)(i) and (y) the net proceeds of all other
            Collateral until paid an aggregate of $15,000,000.

                        In addition, WPC shall retain the subrogation rights set
            forth in Paragraph 15A of the final order approving the DIP Loan
            Agreement with respect to any sale or disposition of WPC Pledged
            Assets (as defined in such order) not contemplated by the Settlement and Release Agreement.

                                                                       EXHIBIT B

                         UNITED STATES BANKRUPTCY COURT
                            NORTHERN DISTRICT OF OHIO

------------------------------------
                                    )
In re:                              )       Chapter 11
                                    )
PITTSBURGH-CANFIELD CORPORATION,    )       Case No. 00-43394 to 00-43402
et al.(1)                           )       Jointly Administered
                                    )
                         Debtors.   )       William T. Bodoh
                                    )       United States Bankruptcy Judge
------------------------------------

              ORDER APPROVING SETTLEMENT OF INTER-COMPANY DISPUTES
                AND APPROVING RELATED TRANSACTIONS AND AGREEMENTS

            Upon consideration of the motion (the "Motion") of the Debtors and debtors-in-possession in these procedurally consolidated Chapter 11 cases (the
"Debtors") for an Order approving the settlement of inter-company disputes and approving certain related releases, transactions and agreements, in each case in accordance with the terms of a Settlement and Release Agreement among
Wheeling-Pittsburgh Steel Corporation ("WPSC"), Wheeling-Pittsburgh Corporation
("WPC"), WHX Corporation ("WHX") and certain affiliates of each of those companies named therein (the "Settlement and Release Agreement"), a copy of which is attached to the Motion; and due and adequate notice having been given under the circumstances; and the Court having considered the objection filed by
SunTrust Bank, as Indenture Trustee (the "Nevada Trustee") under an Indenture dated as of September 1, 1999 relating to the issuance by the State of Nevada
Department of Business and Industry of $3,100,000 Industrial Development Revenue
Bonds (Wheeling-Pittsburgh Steel Corporation Project) Series 1999A and $400,000
Industrial Development Revenue Bonds (Wheeling-Pittsburgh Steel Corporation
Project) Taxable Series 1999B (collectively, the "Nevada Bonds") and the objection filed by First Union National Bank, as Indenture Trustee (the
"Virginia Trustee") under an Indenture dated as of April 1, 1999 relating to the issuance by the Industrial Development Authority of Greensville County, Virginia
of $4,500,000 Industrial Development Revenue Bonds (Wheeling-Pittsburgh Steel

--------
1       In addition to Pittsburgh-Canfield Corporation, the other debtors are
        Wheeling-Pittsburgh Corporation, Wheeling-Pittsburgh Steel Corporation,
        Consumers Mining Company, Wheeling-Empire Company, Mingo Oxygen Company,
        WP Steel Venture Corp., W-P Coal Company and Monessen Southwestern
        Railway Company.

Corporation Project) Series 1999A and $180,000 Industrial Development Revenue
Bonds (Wheeling-Steel Corporation Project) Taxable Series 1999B (collectively, the "Virginia Bonds"); and the Nevada Trustee and the Virginia Trustee having withdrawn such objections based on the agreement of the parties to certain modifications that have been incorporated in the terms of this Order; and it appearing that the relief requested is in the best interests of the debtors'
estates, their creditors and other parties in interest, and that good cause has been shown for the relief requested; and capitalized terms used but not defined herein being used with their defined meanings as set forth in the Motion;

            IT IS HEREBY FOUND THAT:

            A. On November 16, 2000, the Debtors each filed their respective voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. The
Debtors have continued in the management and operation of their businesses and properties as debtors-in-possession pursuant to Sections 1107 and 1108 of the
Bankruptcy Code. No trustee or examiner has been appointed in these cases.

            B. The United States Trustee has appointed an Official Committee of
Unsecured Note Holders and an Official Committee of Unsecured Trade Creditors,
each of which has indicated that it supports the relief requested in the Motion.

            C. This Court has jurisdiction over these cases and this Motion pursuant to 28 U.S.C.ss.ss.157 and 1334(b), and venue is proper in this district pursuant to 28 U.S.C.ss.ss. 1408 and 1409(a).

            D. Notice of the Motion has been provided by e-mail service in accordance with the Bankruptcy Code, the Bankruptcy Rules and this Court's prior orders.

            E. The Debtors face a temporary cash shortage that must be remedied immediately if the Debtors are to have time to finish stabilizing their operations and their ultimate reorganization.

            F. Litigation of the many inter-company disputes that are described in the Motion would require substantial time and expense, with no certain outcome.

            G. The settlements and releases described in the Settlement and
Release Agreement represent reasonable and fair compromises of disputed claims;
the transactions described in the Settlement and Release Agreement are on reasonable and fair terms; and the terms of the Settlement and Release Agreement are reasonable and fair from the perspectives of each of the Debtors.

            Based on the foregoing, and on the facts and matters set forth in the moving papers and the record made at the hearing on this matter,

            IT IS HEREBY ORDERED:

                  APPROVAL OF SETTLEMENT AND RELEASE AGREEMENT

            1. The Debtors are hereby authorized to enter into a Settlement and
Release Agreement substantially in the form attached to the Motion, to consummate the settlements and transactions contemplated by the Settlement and
Release Agreement, to deliver and enter into the releases and other agreements specified in the Settlement and Release Agreement, and to enter into all other instruments, agreements and documents as may be necessary to give effect to the
Settlement and Release Agreement (including, without limitation, an amendment to the Debtor in Possession Credit Agreement dated as of November 17, 2000, to give effect to the terms annexed to the Settlement and Release Agreement as Exhibit
H) and to consummate the transactions contemplated thereby (including the payment of all fees and expenses in connection therewith).

                        APPROVAL OF JUNIOR DIP LOANS AND
                      GRANT OF LIENS AND SECURITY INTERESTS

            2. The terms and the conditions of the loans by WPC and
Pittsburgh-Canfield Corporation ("PCC") described in the Settlement and Release
Agreement (the "Junior DIP Loans") are hereby approved. Debtors are authorized to do the following:

               (a)      WPC and PCC may make the Junior DIP Loans;

               (b)      WPSC may borrow the Junior DIP Loans; and

               (c)      WPSC may pay all interest and other sums required in
                        connection with the Junior DIP Loans, as specified in
                        the Settlement and Release Agreement.

            3. The Debtors are hereby authorized and empowered to do and perform all acts and to make, execute, and deliver all instruments and documents which may be requisite or necessary for the performance by the Debtors in connection with the Junior DIP Loans and the creation and perfection of the liens described in and provided for by the Settlement and Release Agreement.

            4. As security for the Junior DIP Loans, WPC and PCC shall have and are hereby granted (effective upon the date of entry of this Order, and subject to the security interests created in connection with the Debtor in Possession
Credit Agreement, dated as November 17, 2001 (the "DIP Loan Agreement"), to which the Debtors are party, valid and perfected security interests existing on the Petition Date and the Carve-Out and the Mandatory Fees (as defined in the
DIP Loan Agreement)) valid and perfected security interests in, and liens upon all present and after-acquired property of WPSC of any nature whatsoever (other than avoidance actions arising under the Bankruptcy Code) (collectively, with all proceeds and products of any or all of the foregoing, the "Junior DIP
Collateral") pursuant to Bankruptcy Code section 364(c)(3).

            5. The trustee (the "Trustee") under the Indenture, dated as of
November 26, 1997 (the "Trust Indenture"), the agent (the "Agent") under the
Term Loan Agreement, dated as of November 26, 1997 (the "Term Loan Agreement"), the Virginia Trustee and the Nevada Trustee are hereby granted valid and perfected security interests in, and liens upon, WPC's and PCC's interests in
$15,000,000 of their Junior DIP Loans and any proceeds thereof, as security for
WPC's and PCC's obligations on the Notes (as defined in the Trust Indenture), the Term Notes (as defined in the Term Loan Agreement), the Guaranty Agreement, dated as of April 1, 1999, with respect to the Virginia Bonds, and the Guaranty
Agreement, dated as of September 1, 1999, with respect to the Nevada Bonds. Such security interest shall be effective upon the date of entry of this Order and shall be subject to the security interests created in connection with the DIP
Loan Agreement.

            6. This Order shall be sufficient and conclusive evidence of the validity of the Junior DIP Loans and the validity, perfection, and priority of the liens upon the Junior DIP Collateral, and of the validity, perfection and priority of the liens set forth in paragraph 5, without the necessity of filing or recording any financing statement or other instrument or document or notification which may otherwise be required under the law of any jurisdiction or the taking of any other action to validate or perfect such liens and security interests; PROVIDED that the Debtors may execute and file or record financing statements or other instruments (including mortgages) or provide notice to evidence and to perfect the liens authorized hereby; and PROVIDED FURTHER that no such filing or recordation or notification shall be necessary or required in order to create or perfect any such lien or security interest.

            7. The Junior DIP Loans shall be an allowed administrative expense claim (the "Super-Priority Claim") with priority (subject and subordinate to the priorities created in connection with the DIP Loan Agreement and the Carve-Out, including the Retained Payments (as defined below) and the Mandatory Fees) under
Bankruptcy Code section 364(c)(1) over all other administrative expense claims and unsecured claims against WPSC, now existing or hereafter arising.

            8. WHX, WPC, PCC, the holders of the Notes, the holders of the Term
Notes, the Nevada Trustee, the Virginia Trustee and the Lenders (as defined the
DIP Loan Agreement) shall have the following respective rights with regard to the sharing of the net proceeds of Collateral (as defined in the DIP Loan
Agreement):

                        (a) Holders of Revolving Loans (as defined in the DIP
            Agreement) shall receive all net proceeds of Collateral other than
            Term Priority Collateral. In addition, to the extent any net proceeds of Term Priority Collateral are, pursuant to the Settlement and Release Agreement (and the amendments to the DIP Loan Agreement contemplated therein), not used to permanently repay Term Loans (the amount of such net proceeds being referred to as the "Excluded
            Amount"), holders of Revolving Loans shall receive net proceeds of
            Term Priority Collateral equal to the Excluded Amount before any such proceeds are paid in respect of the WHX DIP Term Loan (as defined below). Finally, holders of Revolving Loans shall receive all net proceeds of Term Priority Collateral remaining after such holders have received the Excluded Amount and after the WHX DIP Term
            Loan has been repaid. Notwithstanding the foregoing, the holders of the Revolving Loans shall not receive net proceeds of Collateral exceeding the amounts required to pay all of their claims in full in and cash collateralize all letter of credits to the extent required under the DIP Loan Agreement.

                        (b) Citicorp USA, Inc. shall receive in respect of its
            Term Loans one seventh of all net proceeds of Term Priority
            Collateral until all Term Loans held by Citicorp USA, Inc., other than Term Loans subject to a guarantee by, or participation in favor of, WHX (the "WHX DIP Term Loan"), are paid in full.

                        (c) WHX, WPC, PCC, the holders of the Notes, the holders
            of the Term Notes, the Virginia Trustee and the Nevada Trustee shall share (x) six sevenths of all net proceeds of Term Priority
            Collateral (after payment of the Excluded Amount) and (y) all net proceeds of any other Collateral remaining after the payments provided for in clauses (a) and (b) have been made in full as follows:

                        (i)   WPC and PCC shall receive pro rata all net
                              proceeds of Collateral constituting assets of WPSC
                              until the Junior DIP Loans described herein
                              (including interest and fees) are paid in full;

                        (ii)  WHX, as the holder of the WHX DIP Term Loan, shall
                              receive two thirds of (x) the amounts distributed
                              to WPC and PCC pursuant to subclause (c)(i) and
                              (y) the net proceeds of all other Collateral until
                              the WHX DIP Term Loan is paid in full; and

                       (iii)  The holders of the Notes, the holders of the Term
                              Notes, the Virginia Trustee and the Nevada Trustee
                              shall receive, pro rata, one third of (x) the
                              amounts distributed to WPC and PCC pursuant to
                              subclause (c)(i) and (y) the net proceeds of all
                              other Collateral until paid an aggregate of
                              $15,000,000.

In addition, WPC shall retain the subrogation rights set forth in Paragraph 15A of this Court's final order approving the DIP Loan Agreement with respect to any sale or disposition of WPC Pledged Assets (as defined in such order) not contemplated by the Settlement and Release Agreement.

                            MISCELLANEOUS PROVISIONS

            9. This Order shall take effect immediately, and shall not be subject to any stay (except to the extent that an Order granting such a stay is entered by this Court or by a court having appellate jurisdiction over this matter).
            10. If WHX breaches its agreement to purchase the assets of
Pittsburgh-Canfield Corporation or such purchase is not consummated on or before
June 29, 2001 (other than as a result of the sale of the assets and properties of Pittsburgh-Canfield Corporation to another party pursuant to a higher and better offer or the failure of this Court to authorize the sale of such assets to either WHX or another party), then the termination of the Tax Sharing
Agreements provided for in paragraph 4(f) of the Settlement and Release
Agreement and in Exhibit F to the Settlement and Release Agreement shall be null and void and such Tax Sharing Agreements shall be deemed automatically reinstated to the extent provided in the Settlement and Release Agreement.

            11. This Court retains jurisdiction with respect to all matters arising from or related to the implementation of this Order.

Dated:      Youngstown, Ohio
            May 24, 2001

                                             /s/
                                             --------------------------------
                                             Hon. William T. Bodoh
                                             United States Bankruptcy Judge

                                                                       EXHIBIT C

                                     RELEASE

            [WPC COMPANY] (the "Releasor"), on behalf of itself and its predecessors, successors and assigns, and all persons who might claim by, under or through them, hereby fully, finally and irrevocably waives and releases WHX
Corporation, Wheeling-Pittsburgh Capital Corporation, WPC Land Corporation,
Handy & Harman (and its subsidiaries, Camdel Metals Corporation, Continental
Industries, Inc., ele Corporation, Handy & Harman of Canada, Limited, Handy &
Harman Electronic Materials Corporation, Handy & Harman (Europe) Limited, Handy
& Harman International, Ltd., Handy & Harman Peru, Inc., Handy & Harman Tube
Company, Inc., Handy & Harman UK Holdings Limited, Indiana Tube Corporation,
Indiana Tube Danmark A/S, Lucas-Milhaupt, Inc., Maryland Specialty Wire, Inc.,
Micro-Tube Fabricators, Inc., Olympic Manufacturing Group, Inc., Rigby-Maryland
(Stainless), Ltd., Sumco Inc., Willing B Wire Corporation), WHX Aviation
Corporation, WHX Entertainment Corporation, and Unimast Incorporated
(collectively with WHX, the "WHX Group") and their respective past, present and future officers, directors, employees, agents, attorneys, accountants and representatives, and their respective heirs and assigns, of and from any and all suits, claims, controversies, rights, agreements, promises, debts, liabilities, accounts, reckonings, bonds, bills, demands, damages, covenants, contracts, costs, losses, expenses, actions and causes of action of every nature, character and description, in law or in equity, whether presently known or unknown, vested or contingent, suspected or unsuspected, foreseeable or unforeseeable, matured or unmatured, which the Releasor ever had, now has or hereafter can, shall or may have.

Notwithstanding the foregoing, this Release shall not extend to (1) claims to recover sums owed by reason of sales of products to members of the WHX Group for which payment has not yet been received, (2) obligations, if any, of members of the WHX Group to members of the WPC Group concerning liabilities covered by
Statement of Financial Accounting Standard No. 106, (3) to the extent provided in the Termination of Tax Sharing Agreements and Release of Claims, of even date herewith, among Wheeling-Pittsburgh Corporation, Wheeling-Pittsburgh Steel
Corporation and WHX Corporation, claims arising out of or in connection with the
Tax Sharing Agreement, dated as of April 12, 1991, between Wheeling-Pittsburgh
Corporation and Wheeling-Pittsburgh Steel Corporation, and the Tax Sharing
Agreement, dated as of July 26, 1994, between Wheeling-Pittsburgh Corporation and WHX Corporation or (4) claims arising under this Release or the Settlement and Release Agreement (as defined below).

            This Release shall be effective upon satisfaction of all conditions precedent to the effectiveness of the Settlement and Release Agreement, dated as of May __, 2001 (the "Settlement and Release Agreement"), by and among
Wheeling-Pittsburgh Steel Corporation, Wheeling-Pittsburgh Corporation, WHX
Corporation and certain affiliates of such companies.

            Releasor represents and warrants that it is the owner of any claims that are released herein and that no such claims have been assigned, encumbered, hypothecated or transferred to any other person and that Releasor has full authority to execute this Release.

            This Release shall be governed by the internal laws of the State of
New York.

                                           [WPC COMPANY]

                                           --------------------------
                                           By:
                                           Title:

                                                                       EXHIBIT D

                                     RELEASE

            [WHX COMPANY NAME] (the "Releasor"), on behalf of itself and its predecessors, successors and assigns, and all persons who might claim by, under or through them, hereby fully, finally and irrevocably waives and releases
Wheeling-Pittsburgh Corporation, Wheeling-Pittsburgh Steel Corporation,
Pittsburgh-Canfield Corporation, Consumers Mining Company, Wheeling-Empire
Company, Mingo Oxygen Company, WP Steel Venture Corp., W-P Coal Company,
Monessen Southwestern Railway Company and Wheeling Pittsburgh Funding, Inc.
(collectively, the "WPC Group") and their respective past, present and future officers, directors, employees, agents, attorneys, accountants and representatives, and their respective heirs and assigns, of and from any and all suits, claims, controversies, rights, agreements, promises, debts, liabilities, accounts, reckonings, bonds, bills, demands, damages, covenants, contracts, costs, losses, expenses, actions and causes of action of every nature, character and description, in law or in equity, whether presently known or unknown, vested or contingent, suspected or unsuspected, foreseeable or unforeseeable, matured or unmatured, which the Releasor ever had, now has or hereafter can, shall or may have.

            Notwithstanding the foregoing, this Release shall not extend to (1)
claims to recover sums owed by reason of sales of products to members of the WPC
Group for which payment has not yet been received or (2) claims arising under this Release or the Settlement and Release Agreement (as defined below).

            This Release shall be effective upon satisfaction of all conditions precedent to the effectiveness of the Settlement and Release Agreement dated as of May __, 2001 (the "Settlement and Release Agreement"), by and among
Wheeling-Pittsburgh Steel Corporation, Wheeling-Pittsburgh Corporation, WHX
Corporation and certain affiliates of such companies.

            Releasor represents and warrants that it is the owner of any claims that are released herein and that no such claims have been assigned, encumbered, hypothecated or transferred to any other person and that Releasor has full authority to execute this Release.

            This Release shall be governed by the internal laws of the State of
New York.

                                             [RELEASOR NAME]

                                             --------------------------
                                             By:
                                             Title:

                                                                       EXHIBIT E

               PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES OF
                         PITTSBURGH-CANFIELD CORPORATION

            WHX or its designee will purchase all of the Debtors' right, title and interest in and to the assets and properties which are primarily used in the normal operation of the business of Pittsburgh-Canfield Corporation (other than certain retained assets and properties to be mutually agreed upon) (the "PCC
Assets") for a purchase price of $15,000,000 and the assumption of trade accounts payable of Pittsburgh-Canfield Corporation as consistent with historical levels pursuant to an asset purchase agreement (the "Asset Purchase
Agreement") to be filed with the Bankruptcy Court prior to the hearing on the
Settlement and Release Agreement.

            The Asset Purchase Agreement will contain such terms and conditions as are typical of transactions of this type, provided that (a) the obligations of the purchaser thereunder will not be subject to due diligence (other than diligence relating to environmental liabilities) or financing conditions; (b)
the representations and warranties of the sellers thereunder will be limited to the due authorization, execution and delivery of the asset purchase agreement and related documents, the adequacy of the sellers' title to, and the absence of liens encumbering, the assets and properties to be purchased, consents and approvals required to consummate the transactions provided for in the asset purchase agreement and other similar matters; and (c) the Asset Purchase
Agreement will not provide for any indemnities by any party or the survival of representations and warranties after closing. The Asset Purchase Agreement shall also provide that the Debtors may repurchase the assets and properties sold to
WHX or its designee pursuant thereto at any time during the year following the consummation of such sale for a price equal to the price paid by WHX or its designee for such assets and properties.

            Promptly following execution of the Asset Purchase Agreement, the
Debtors will file a motion with the Bankruptcy Court seeking approval of the transaction pursuant to the Bankruptcy Code. Such motion will provide that the
Asset Purchase Agreement and the transactions provided for therein are subject to higher and better offers and that the purchaser thereunder is not entitled to any bidding protections (including expense reimbursement and a breakup or similar fee). WHX will cooperate with the Debtors in obtaining such Bankruptcy
Court approval.

            In the event that WHX breaches its agreement to purchase the PCC
Assets pursuant to the Asset Purchase Agreement or such purchase is not consummated on or before June 29, 2001 (other than as a result of the sale of the assets and properties of Pittsburgh-Canfield Corporation to another party pursuant to a higher and better offer or the failure of the Bankruptcy Court to authorize the sale of the PCC Assets to either WHX or another party), then the termination of the Tax Sharing Agreements provided for in paragraph 4(f) of the
Settlement and Release Agreement shall be null and void and such Tax Sharing
Agreements shall be deemed automatically reinstated (except with respect to any net operating losses used by WHX to shelter taxable gains resulting for the sale of precious metals to raise the money necessary to fund its obligations under the Settlement and Release Agreement which net operating losses WHX may use without any compensation to any member of the WPC Group).

            WHX and the Debtors agree to negotiate in good faith a supply agreement with WPSC providing for the purchase by WHX or its designee of steel used in the operation of Pittsburgh-Canfield Corporation's business from WPSC.

                                                                       EXHIBIT F

     TERMINATION OF TAX SHARING AGREEMENTS AND RELEASES OF CLAIMS THEREUNDER

            WHEREAS, Wheeling-Pittsburgh Corporation ("WPC") and
Wheeling-Pittsburgh Steel Corporation ("WPSC") are parties to a Tax Sharing
Agreement dated as of April 12, 1991 (the "WPSC Tax Sharing Agreement");

            WHEREAS, WHX Corporation ("WHX") and WPC are parties to a Tax
Sharing Agreement dated as of July 26, 1994 (the "WPC Tax Sharing Agreement");

            WHEREAS, pursuant to the terms of the WPC Tax Sharing Agreement, WHX has assumed certain obligations of WPC under the WPSC Tax Sharing Agreement; and

            WHEREAS, WHX, WPC, WPSC and certain affiliates of those companies have entered into a Settlement and Release Agreement dated as of May __, 2001
(the "Settlement and Release Agreement"), which contemplates the termination of the WPSC Tax Sharing Agreement and the WPC Tax Sharing Agreement,

            NOW, THEREFORE, in consideration of the terms set forth in the
Settlement and Release Agreement, the sufficiency of which is hereby acknowledged, and with the intent to be legally bound, WHX, WPC and WPSC hereby agree as follows:

            1. The WPSC Tax Sharing Agreement and the WPC Tax Sharing Agreement
are hereby terminated (subject to reinstatement pursuant to paragraph 4 hereof).

            2. WPSC and WPC, on behalf of themselves and their subsidiaries (the
"WPC Entities") and their respective predecessors, successors and assigns, and all persons who might claim by, under or through them, hereby fully, finally and irrevocably waive and release WHX, Wheeling-Pittsburgh Capital Corporation, WPC
Land Corporation, Handy & Harman, WHX Aviation Corporation, WHX Entertainment
Corporation, and Unimast Incorporated and their respective affiliated and subsidiary corporations other than WPC and its subsidiaries (collectively, the
"WHX Entities"), and their respective past, present and future officers, directors, employees, agents, attorneys, accountants and representatives, and their respective heirs and assigns, of and from any and all suits, claims, controversies, rights, agreements, promises, debts, liabilities, accounts, reckonings, bonds, bills, demands, damages, covenants, contracts, costs, losses, expenses, actions and causes of action of every nature, character and description, in law or in equity, whether presently known or unknown, vested or contingent, suspected or unsuspected, foreseeable or unforeseeable, matured or unmatured, that WPSC and WPC ever had, now have or hereafter can, shall or may have, that arise out of or in connection with (a) the WPSC Tax Sharing Agreement or (b) the WPC Tax Sharing Agreement or (c) the filing by any of the WHX
Entities of a tax return before or after the date hereof using any net operating losses or other tax attributes of any of the WPC Entities.

            3. WHX, on behalf of itself and its predecessors, successors and assigns, and all persons who might claim by, under or through them, hereby fully, finally and irrevocably waives and releases WPC, WPSC,
Pittsburgh-Canfield Corporation, Consumers Mining Company, Wheeling-Empire

Company, Mingo Oxygen Company, WP Steel Venture Corp., W-P Coal Company,
Monessen Southwestern Railway Company and Wheeling Pittsburgh Funding, Inc. and
their respective past, present and future officers, directors, employees, agents, attorneys, accountants and representatives, and their respective heirs and assigns, of and from any and all suits, claims, controversies, rights, agreements, promises, debts, liabilities, accounts, reckonings, bonds, bills, demands, damages, covenants, contracts, costs, losses, expenses, actions and causes of action of every nature, character and description, in law or in equity, whether presently known or unknown, vested or contingent, suspected or unsuspected, foreseeable or unforeseeable, matured or unmatured, that WHX ever had, now has or hereafter can, shall or may have, that arise out of or in connection with (a) the WPSC Tax Sharing Agreement or (b) the WPC Tax Sharing
Agreement or (c) the filing by any of the WHX Entities of a tax return before or after the date hereof using any net operating losses or other tax attributes of any of the WPC Entities.

            4. This agreement shall be effective as of the effective date of the
Settlement and Release Agreement; provided, however, that if WHX breaches its agreement to purchase the assets of Pittsburgh-Canfield Corporation or such purchase is not consummated on or before June 29, 2001 (other than as a result of the sale of the assets and properties of Pittsburgh-Canfield Corporation to another party pursuant to a higher and better offer or the failure of the
Bankruptcy Court to authorize the sale of such assets to wither WHX or another party), then this agreement and the releases set forth herein shall be null and void, and the WPC Tax Sharing Agreement and all claims arising thereunder shall be deemed automatically reinstated (except with respect to any net operating losses used by WHX to shelter taxable gains resulting for the sale of precious metals to raise the money necessary to fund its obligations under the Settlement and Release Agreement which net operating losses WHX may use without any compensation to any member of the WPC Group).

            5. This agreement shall be governed by the laws of the State of New
York, without regard to its conflict-of-law principles. This agreement may not be modified except in a writing signed by all parties hereto. This agreement sets forth the full agreement of the parties with respect to its subject matter and supersedes all prior agreements, negotiations and discussions.

                                                WHX Corporation

                                                ---------------------------
                                                By:
                                                Title:

                                                Wheeling-Pittsburgh Corporation

                                                ---------------------------
                                                By:
                                                Title:

                                       Wheeling-Pittsburgh Steel Corporation

                                       ---------------------------
                                       By:
                                       Title:

Consented to:

United Steelworkers of America, AFL-CIO-CLC

----------------------------------------------
  By:
  Title:

                                                                       EXHIBIT G

                               PENSION OBLIGATIONS

            WHX Corporation ("WHX") hereby agrees that it will not charge or allocate any pension obligations, expenses or charges to Wheeling-Pittsburgh
Corporation, Wheeling-Pittsburgh Steel Corporation, Pittsburgh-Canfield
Corporation, Consumers Mining Company, Wheeling-Empire Company, Mingo Oxygen
Company, WP Steel Venture Corp., W-P Coal Company, Monessen Southwestern Railway
Company and/or Wheeling-Pittsburgh Funding, Inc. (collectively, the "WPC Group")
with respect to the WHX Pension Plan, including but not limited to obligations that arise pursuant to Article 6, Section 6.02(b) and Article 12, Section
12.02(b) of the WHX Pension Plan, to the extent that such obligations, contributions or expenses accrue or otherwise are payable with respect to any time period prior to and including the earlier of (x) December 31, 2002, or (y)
the effective date of a plan or plans of reorganization in the Chapter 11 cases of the members of the WPC Group.

            Notwithstanding the foregoing, the undertaking of WHX set forth above does not extend to any defined contribution obligations with respect to the Wheeling Corrugating Company Retirement Security Plan and/or the Salaried
Employee Pension Plan of Wheeling-Pittsburgh Steel Corporation.

            This agreement shall be effective upon satisfaction of all conditions precedent to the effectiveness of the Settlement and Release
Agreement, dated as of May __, 2001 (the "Settlement and Release Agreement"), by
and among Wheeling-Pittsburgh Steel Corporation, Wheeling-Pittsburgh
Corporation, WHX Corporation and certain affiliates of such companies.

                                                 WHX Corporation

                                                 ------------------------------
                                                 By:
                                                 Title:

                                                                       EXHIBIT H

               AMENDMENTS TO DEBTOR IN POSSESSION CREDIT AGREEMENT

            The Borrowers (as defined in the DIP Loan Agreement) and the Lenders
(as defined in the DIP Loan Agreement) holding at least the aggregate
Commitments (as defined in the DIP Loan Agreement) required pursuant to Section
10.1 of the DIP Loan Agreement, shall enter into an amendment to, and waiver of, the terms of the DIP Loan Agreement in substantially the form to be filed with the Bankruptcy Court prior to the hearing on the Settlement and Release
Agreement providing as follows:

            1. The Lenders will consent to the settlement by the Debtors of their dispute with American Electric Power Company and its affiliates concerning coal and associated mining rights in Brooke and Ohio counties, West Virginia and
Washington County, Pennsylvania and past royalties and wheelage, substantially on the terms set forth in the motion that the Debtors have filed with the
Bankruptcy Court with respect to such settlement, and the application of the Net
Cash Proceeds (as defined in the DIP Loan Agreement) of such settlement to the prepayment (subject to reborrowing) of Revolving Credit Loans;

            2. The Lenders will consent to the sale or other disposition by the
Debtors of (i) Term Priority Collateral (as defined in the DIP Loan Agreement)
with an aggregate Fair Market Value (as defined in the DIP Loan Agreement) of up to $14,000,000 and (ii) the assets of Pittsburgh-Canfield Corporation as described in the Settlement and Release Agreement and Exhibit E thereto;

            3. The Lenders will consent to the application of the following to the prepayment (subject to reborrowing) of Revolving Credit Loans:

            a. All of the $17,000,000 received from WHX pursuant to Section 2 of the Settlement and Release Agreement,

            b. All of the Net Cash Proceeds of the settlement with American
Electric Power described in Paragraph 1 above, and

            c. Subject to the agreement with respect to the Excluded Amount set forth in Exhibit A to the Settlement and Release Agreement and, in the case of subclause (x), the creation of a $200,000 Availability Reserve (as defined in the DIP Loan Agreement), six sevenths of (x) the Net Cash Proceeds of Term
Priority Collateral received in connection with the sale of the assets of
Pittsburgh-Canfield Corporation described in Paragraph 2 above and (y) the
$14,000,000 of Net Cash Proceeds from the sale or other disposition of other
Term Priority Collateral described in Paragraph 2 above;

            4. The Lenders will consent to the subordination of the Lien (as defined in the DIP Agreement) in favor of the Agent (as defined in the DIP Loan
Agreement) for the benefit of the Lenders on the building housing, and all new equipment employed in connection with, the new paint line being installed by the
Debtors at their facility located in Beech Bottom, West Virginia, to a newly granted Lien on such building and equipment in favor of parties providing financing for, or otherwise extending credit in connection with, the completion of such paint line to secure obligations of the Debtors to such parties for the repayment of such financing or credit; and

            5. The Lenders will consent to the subordination of the Lien in favor of the Agent for the benefit of the Lenders on the caster segments located in Mingo Junction, Ohio to a newly granted Lien on such caster segments in favor of the State of Ohio Department of Development and/or other parties providing financing for, or otherwise extending credit in connection with, the completion of modifications to such caster segments.

In addition, all conditions to the effectiveness of such amendment and waiver shall have been satisfied or waived.

                                                                       EXHIBIT I

                             SCHEDULE OF PROPERTIES

                        Property the subject of the following:

                        1. Limited Warranty Deed, made December 18, 1991, by and
            between WPC and WPC Land Corporation, recorded in Vol. 675 at Page
            772 in the Belmont County Record of Deeds.

                        2. Quitclaim Deed, made December 18, 1991, by and
            between WPC and WPC Land Corporation, recorded in Vol. 675 at Page
            769 in the Belmont County Record of Deeds.

                        3. Limited Warranty Deed, made December 18, 1991, by and
            between WPC and WPC Land Corporation, recorded in Vol. 675 at Page
            787 in the Belmont County Record of Deeds.

                        4. Quitclaim Deed, made December 18, 1991, by and
            between WPC and WPC Land Corporation, recorded in Vol. 675 at Page
            775 in the Belmont County Record of Deeds.